UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 7, 2025 (November 6, 2025)

Datavault AI Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38608	30-1135279
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15268 NW Greenbrier Pkwy, Beaverton, OR	97006
(Address of Principal Executive Offices)	(Zip Code)

(408)-627-4716

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 6, 2025, Datavault AI Inc. (the “Company”) entered into a lease agreement, with Commerce Square Partners – Philadelphia Plaza, L.P. (“Landlord”) (the “Lease Agreement”), pursuant to which the Landlord will lease to the Company approximately 23,037 rentable square feet of space located on the 24th Floor, Suite 2400 (the “Premises”) of 2005 Market Street, Philadelphia, Pennsylvania (the “Building” or “One Commerce Square”). The Lease Agreement has an initial term of 60 calendar months. The Lease Agreement provides for five rent periods of fixed rent, beginning with monthly rent of approximately $48,000, which increases by approximately 2.5% over each rent period.

In addition to monthly rent, the Company shall pay the Landlord for any utilities for the Premises, as well as for Operating Expenses (as defined in the Lease Agreement), including but not limited to costs for maintenance, operations, repairs, replacements, and taxes.

The foregoing description of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1†	Lease Agreement, dated November 6, 2025, between the Company and Commerce Square Partners – Philadelphia Plaza, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Portions of this document have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2025	DATAVAULT AI INC.

	By:	/s/ Nathaniel Bradley
		Name:	Nathaniel Bradley
		Title:	Chief Executive Officer